This copy of the document filed as an Exhibit excludes certain identified information because such information is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. Omissions are designated by the symbol […***…]. The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY WJE-PA-05130-LA-2101488 Allegiant Air, LLC 1201 N. Town Center Drive Las Vegas, NV 89144 Subject: […***…] Reference: Purchase Agreement No. PA-05130 (Purchase Agreement) between The Boeing Company (Boeing) and Allegiant Air, LLC (Customer) relating to Model 737-8-200 aircraft and Model 737-7 aircraft (each or collectively, Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement. 1. […***…]at the time of delivery of each such Aircraft, unless otherwise noted, Boeing will provide to Customer the following […***…]: 1.1 […***…]: 1.2 […***…]: 1.3 […***…]: 1.4 […***…]: […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…]

WJE-PA-05130-LA-2101488 Page 2 BOEING PROPRIETARY 1.5 […***…]. 1.6 […***…] Model […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] 1.7 […***…]. Model […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] 1.8 […***…]. 1.9 […***…]: 1.10 […***…]: 1.11 […***…]: 1.12 […***…]. 1.13 […***…]. 2. […***…]. Unless otherwise noted, the amounts of […***…] scheduled delivery month of the respective Aircraft pursuant to […***…] the Purchase Agreement applicable to the Aircraft. Unless otherwise specified […***…] at the election of Customer, be […***…]. 3. […***…]. […***…]. […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…] […***…]

WJE-PA-05130-LA-2101488 Page 3 BOEING PROPRIETARY 3.1 […***…]. 3.2 […***…]. 4. Assignment. Unless otherwise noted herein, the Credit Memoranda described in this Letter Agreement are provided as a financial accommodation to Customer and in consideration of Customer taking title to the Aircraft at time of delivery and becoming the operator of the Aircraft. This Letter Agreement cannot be assigned, in whole or in part, without the prior written consent of Boeing. Nothing in this statement is intended to support recovery from Allegiant of any benefits supplied hereunder for delivered Aircraft. 5. Confidentiality. The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer will limit the disclosure of its contents to (i) Customer and Customer affiliates’ employees, officers and directors and (ii) Customer and Customer affiliates’ legal counsel, professional advisors and auditors subject to a duty of confidence or a non- disclosure undertaking, in each case with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing unless disclosure is required by applicable law or court order, in which case, Customer shall (i) notify Boeing in writing of such disclosure requirement or request prior to making such disclosure, and will take steps to protect the information contained herein, and (ii) use reasonable efforts to obtain redaction and confidential treatment for the disclosed information or parts thereof. In addition, with respect to disclosure of the contents hereof to third parties who may be or are involved with financing (in any form, including sale and lease-back) of Aircraft (and/or Advance Payments) under the Purchase Agreement, Customer shall be entitled to disclose such information to such third party financiers, after consultation with Boeing, as the parties shall mutually agree (each acting reasonably and within industry and financing norms). In addition to any equitable relief that may be available to the damaged party in the event of a breach of this paragraph, the damaged party will have remedies available to it under this Purchase Agreement and at law.

WJE-PA-05130-LA-2101488 Page 4 BOEING PROPRIETARY ACCEPTED AND AGREED TO this Date: ALLEGIANT AIR, LLC THE BOEING COMPANY By: By: Name: Name: […***…] Title: Title: Attorney-In-Fact